New York Mortgage Trust Reports
Fourth Quarter 2018 Results

NEW YORK, NY - February 21, 2019 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and twelve months ended December 31, 2018.

Summary of Fourth Quarter 2018:

•	Earned net income attributable to common stockholders of $3.7 million, or $0.02 per share (basic), and comprehensive income to common stockholders of $16.9 million, or $0.11 per share.

•	Earned net interest income of $21.9 million and portfolio net interest margin of 230 basis points.

•	Recognized book value per common share of $5.65 at December 31, 2018, a decrease of 1% from September 30, 2018, resulting in an economic return of 2.3% for the quarter ended December 31, 2018.

•	Declared fourth quarter dividend of $0.20 per common share that was paid on January 25, 2019.

•
Issued 14,375,000 shares of common stock through an underwritten public offering resulting in total net proceeds of approximately $85.3 million after deducting underwriting discounts, commissions and offering expenses.

•
Acquired credit assets totaling $944.2 million, including distressed residential mortgage loans totaling $482.6 million, other residential mortgage loans totaling $87.5 million, non-Agency RMBS totaling $119.5 million, multi-family CMBS totaling $208.5 million and preferred equity investments in owners of multi-family properties totaling $46.2 million.

•	Closed on a master repurchase agreement with a maximum aggregate principal amount of $750.0 million to fund the purchase of residential mortgage loans.

Highlights for Full Year 2018:

•	Earned net income attributable to common stockholders in 2018 of $79.2 million, or $0.62 per share (basic), and comprehensive income to common stockholders of $51.5 million, or $0.40 per share.

•	Earned net interest income of $78.7 million and portfolio net interest margin of 253 basis points.

•	Delivered economic return of 7.50% for the year ended December 31, 2018.

•	Declared aggregate 2018 dividends of $0.80 per common share.

•
Completed the issuance of an aggregate of 28,750,000 shares through two underwritten public offerings in August 2018 and November 2018 at an average public offering price of $6.14 per share resulting in aggregate net proceeds to the Company of $171.3 million, after deducting underwriting discounts, commissions, and offering expenses.

•
Issued and sold 14,588,631 shares of common stock under our at-the-market equity offering program at an average sales price of $6.19 per share, resulting in net proceeds to the Company of $89.0 million, after deducting placement fees.

•
Acquired credit assets totaling $1.2 billion, including distressed residential mortgage loans totaling $560.7 million, other residential mortgage loans totaling $128.0 million, non-Agency RMBS totaling $196.2 million, multi-family CMBS totaling $249.4 million and preferred equity investments in owners of multi-family properties totaling $113.0 million.

•	Added 18 professionals in connection with our growth.

Subsequent Development:

On January 11, 2019, the Company issued 14,490,000 shares of its common stock through an underwritten public offering at a public offering price of $5.96 per share, resulting in total net proceeds to the Company of $83.8 million after deducting underwriting discounts, commissions and offering expenses.

Management Overview

Steven Mumma, NYMT's Chairman and Chief Executive Officer, commented: “The Company had GAAP earnings per share of $0.02 and comprehensive earnings per share of $0.11 for the fourth quarter and, importantly, held book value per common share steady at $5.65, down just 1% from the prior quarter. For the year, the Company generated GAAP earnings per share of $0.62 and $78.7 million in net interest margin, an increase of 36% from the prior year. The Company’s ability to maintain a stable book value in the face of difficult market conditions for much of the year, particularly in the latter half of the fourth quarter, helped the Company deliver an economic return of 2.3% for the quarter and 7.5% for the year - solid results despite the challenging operating environment. Fourth quarter results were largely impacted by year end spread widening, much of which has reversed in January. The Company opportunistically accessed the capital markets during the fourth quarter, completing an accretive raise of approximately $85 million of common equity, bringing total capital raised during the year to approximately $260.3 million, all of which was accretive to book value.

2018 was a transformational year for the Company. We moved to internalize our last externally-managed business, residential distressed credit, adding a team of professionals that not only covers distressed residential assets but increases our capabilities across many other residential credit opportunities. In January 2019, the Company hired Jason Serrano as our President. Jason has extensive experience in all aspects of residential investing and his leadership, ability and vision are welcome additions to our firm. For the year the Company expanded its investment portfolio by 33% and its capital base by 21%, originating or acquiring over $1.3 billion in predominately credit assets, including $360 million in multifamily credit and $885 million in residential credit, a new single-year record for the Company.

We are excited about the year ahead, having added approximately $900 million of new investments in the fourth quarter, most of which were funded in December and will start to contribute to earnings in a meaningful way in the first quarter. We raised approximately $84 million of common equity in the first quarter of 2019, bringing the Company’s common equity market capitalization to over $1 billion. We believe the Company is well-positioned to capitalize on its recent success and expand its credit focused investment portfolio, which we believe will continue to deliver long-term stable dividends while preserving book value for our shareholders."

Capital Allocation
The following tables set forth our allocated capital by investment type at December 31, 2018, our interest income and interest expense by investment type, and the weighted average yield, average cost of funds and portfolio net interest margin for our average interest earning assets (by investment type) for the three months ended December 31, 2018 (dollar amounts in thousands):

Capital Allocation at December 31, 2018:
	Agency RMBS (1)	Multi-Family Credit (2)	Residential Credit (3)	Other (4)	Total
Carrying Value	$1,037,730	$1,166,628	$1,241,817	$10,953	$3,457,128
Liabilities
Callable (5)	(925,230)	(529,617)	(676,658)	—	(2,131,505)
Non-Callable	—	(30,121)	(65,253)	(45,000)	(140,374)
Convertible	—	—	—	(130,762)	(130,762)
Hedges (Net) (6)	10,263	—	—	—	10,263
Cash and Restricted Cash(7)	10,377	17,291	20,859	60,618	109,145
Goodwill	—	—	—	25,222	25,222
Other	2,374	(4,929)	24,182	(40,451)	(18,824)
Net Capital Allocated	$135,514	$619,252	$544,947	$(119,420)	$1,180,293
% of Capital Allocated	11.5%	52.5%	46.2%	(10.2)%	100.0%

Net Interest Income- Three Months Ended December 31, 2018:
Interest Income	$7,436	$21,329	$11,379	$—	$40,144
Interest Expense	(5,594)	(5,135)	(4,148)	(3,394)	(18,271)
Net Interest Income (Expense)	$1,842	$16,194	$7,231	$(3,394)	$21,873

Portfolio Net Interest Margin - Three Months Ended December 31, 2018
Average Interest Earning Assets (8)	$1,087,267	$786,394	$848,777	$—	$2,722,438
Weighted Average Yield on Interest Earning Assets (9)	2.74%	10.85%	5.36%	—	5.90%
Less: Average Cost of Funds (10)	(2.46)%	(5.00)%	(5.01)%	—	(3.60)%
Portfolio Net Interest Margin (11)	0.28%	5.85%	0.35%	—	2.30%

(1)	Includes Agency fixed-rate RMBS and Agency ARMs.

(2)
The Company, through its ownership of certain securities, has determined it is the primary beneficiary of the Consolidated K-Series and has consolidated the Consolidated K-Series into the Company’s consolidated financial statements.  Carrying Value and Average Interest Earning Assets for the quarter exclude all Consolidated K-Series assets other than those securities actually owned by the Company. Interest income amounts represent interest income earned by securities that are actually owned by the Company. A reconciliation of net capital allocated to and net interest income from multi-family investments is included below in “Additional Information.”

(3)
Includes $737.5 million of distressed and other residential mortgage loans at fair value, $228.5 million of distressed residential mortgage loans at carrying value, $214.0 million of non-Agency RMBS, $56.8 million of residential mortgage loans held in securitization trusts and $1.9 million of mortgage loans held for sale and mortgage loans held for investment. Mortgage loans held for sale and mortgage loans held for investment are included in the Company’s accompanying consolidated balance sheets in receivables and other assets.

(4)	Other includes $11.0 million of investments in unconsolidated entities. Other non-callable liabilities consist of $45.0 million in subordinated debentures.

(5)	Includes repurchase agreements.

(6)	Includes derivative assets and variation margin.

(7)	Restricted cash is included in the Company’s accompanying consolidated balance sheets in receivables and other assets.

(8)	Our Average Interest Earning Assets is calculated each quarter based on daily average amortized cost.

(9)	Our Weighted Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income for the quarter by our Average Interest Earning Assets for the quarter.

(10)
Our Average Cost of Funds was calculated by dividing our annualized interest expense for the quarter by our average interest bearing liabilities, excluding our subordinated debentures and convertible notes, which generated interest expense of approximately $0.7 million and $2.7 million, respectively, for the quarter. Our Average Cost of Funds includes interest expense on our interest rate swaps.

(11)
Portfolio Net Interest Margin is the difference between our Weighted Average Yield on Interest Earning Assets and our Average Cost of Funds, excluding the weighted average cost of subordinated debentures and convertible notes.

Prepayment History

The following table sets forth the constant prepayment rates (“CPR”) for our Agency Fixed-Rate and Agency ARM portfolios, by quarter, for the quarterly periods indicated.

Quarter Ended	Weighted Average	Agency Fixed-Rate RMBS	Agency ARMs
December 31, 2018	7.2%	6.8%	12.9%
September 30, 2018	7.8%	7.3%	14.6%
June 30, 2018	6.6%	5.9%	16.3%
March 31, 2018	5.8%	5.4%	10.2%
December 31, 2017	7.0%	6.3%	12.9%
September 30, 2017	11.9%	12.8%	9.4%
June 30, 2017	11.4%	9.6%	16.5%
March 31, 2017	10.0%	10.6%	8.3%

Fourth Quarter Earnings Summary

For the quarter ended December 31, 2018, we reported net income attributable to common stockholders of $3.7 million as compared to $28.0 million in the quarter ended September 30, 2018.

We generated net interest income of $21.9 million and a portfolio net interest margin of 230 basis points for the quarter ended December 31, 2018 as compared to net interest income of $19.6 million and a portfolio net interest margin of 255 basis points for the quarter ended September 30, 2018. The increase in net interest income in the fourth quarter was primarily due to the increase in average interest earning assets related to our residential credit portfolio.

The main components of other income for the quarters ended December 31, 2018 and September 30, 2018, respectively, are detailed in the following table (dollar amounts in thousands):

	Three Months Ended
Other Income (Loss)	December 31, 2018	September 30, 2018
(Provision for) recovery of loan losses	$(2,492)	$840
Realized gain on investment securities and related hedges, net	20	299
Realized (loss) gain on distressed residential mortgage loans at carrying value, net	(3,677)	1,806
Net gain on distressed and other residential mortgage loans at fair value	8,128	643
Unrealized (loss) gain on investment securities and related hedges, net	(15,469)	2,275
Unrealized gain on multi-family loans and debt held in securitization trusts, net	5,714	12,303
Income from operating real estate and real estate held for sale in consolidated variable interest entities	1,404	1,380
Other income	7,589	4,757
Total other income	$1,217	$24,303

For the quarter ended December 31, 2018, we recognized other income of $1.2 million primarily comprised of the following:

•	Unrealized gain of $5.7 million on our Consolidated K-Series investments.

•	Net gain of $8.1 million from our distressed and other residential mortgage loans held at fair value, primarily from $5.0 million unrealized gains and $3.1 million realized gains during the period.

•
Other income of $7.6 million primarily related to $6.2 million in realized gains recognized from redemptions of multi-family preferred equity investments and $1.8 million in income from other equity investments.

•	Unrealized loss of $15.5 million from our interest rate swaps accounted for as trading instruments.

The following table details the general and administrative expenses for the quarters ended December 31, 2018 and September 30, 2018, respectively (dollar amounts in thousands):

	Three Months Ended
General and Administrative Expenses	December 31, 2018	September 30, 2018
Salaries, benefits and directors’ compensation	$4,295	$4,219
Base management and incentive fees	2,880	844
Other general and administrative expenses	2,445	1,977
Total general and administrative expenses	$9,620	$7,040

The change in general and administrative expenses is primarily related to an increase in management fees during the period. The increase in management fees is due to the Company expensing during the fourth quarter $2.1 million of prepaid incentive fees paid to Headlands Asset Management LLC ("Headlands") in 2017 as a result of non-renewal of our management agreement with Headlands.

The following table sets out the operating expenses related to our distressed and other residential mortgage loans and the operating real estate and real estate held for sale in consolidated variable interest entities for the quarters ended December 31, 2018 and September 30, 2018, respectively (dollar amounts in thousands):

	Three Months Ended
Operating Expenses	December 31, 2018	September 30, 2018
Expenses related to distressed and other residential mortgage loans	$3,377	$2,117
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	1,094	755
Total operating expenses	$4,471	$2,872

The increase in operating expenses in the fourth quarter is primarily attributed to growth in our residential credit portfolio and includes due diligence expenses for the $688.7 million of loan purchases during the quarter.

The results of operations applicable to the operating real estate and real estate held for sale in consolidated variable interest entities included in the Company's consolidated statements of operations for the three months ended December 31, 2018 are as follows (dollar amounts in thousands):

Three Months Ended December 31, 2018
Income from operating real estate and real estate held for sale in consolidated variable interest entities	$1,404
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	(1,094)
Net income from operating real estate and real estate held for sale in consolidated variable interest entities	310
Net income from operating real estate and real estate held for sale in consolidated variable interest entities attributable to non-controlling interest	(203)
Net income from operating real estate and real estate held for sale in consolidated variable interest entities attributable to Company's common stockholders	$107

Analysis of Changes in Book Value

The following table analyzes the changes in book value of our common stock for the quarter ended December 31, 2018 (amounts in thousands, except per share):

	Quarter Ended December 31, 2018
	Amount	Shares	Per Share(1)
Beginning Balance	$807,693	141,215	$5.72
Common stock issuance, net(2)	85,949	14,375
Balance after share issuance activity	893,642	155,590	5.75
Dividends declared	(31,118)		(0.20)
Net change in accumulated other comprehensive income:
Investment securities(3)	13,189		0.08
Net income attributable to Company's common stockholders	3,676		0.02
Ending Balance	$879,389	155,590	$5.65

(1)	Outstanding shares used to calculate book value per share for the ending balance is based on outstanding shares as of December 31, 2018 of 155,589,528.

(2)	Includes amortization and stock based compensation.

(3)	The $13.2 million increase related to investment securities is primarily due to an increase in value of the Agency RMBS portfolio for the three months ended December 31, 2018.

Conference Call

On Friday, February 22, 2019 at 9:00 a.m. Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and twelve months ended December 31, 2018. The conference call dial-in number is (877) 312-8806. The replay will be available until Friday, March 1, 2019 and can be accessed by dialing (855) 859-2056 and entering passcode 2159886. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Full year 2018 financial and operating data can be viewed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which is expected to be filed with the Securities and Exchange Commission on or about March 1, 2019. A copy of the Form 10-K will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and targets multi-family CMBS, direct financing to owners of multi-family properties through preferred equity and mezzanine loan investments, residential mortgage loans (including distressed residential mortgage loans, non-QM loans, second mortgage loans and other residential mortgage loans), non-Agency RMBS, Agency RMBS and other mortgage-related and residential housing-related investments. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of mortgage loans issued or guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any federally chartered corporation; “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; “Agency fixed-rate RMBS” refers to Agency RMBS comprised of fixed-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “IO RMBS” refers to RMBS comprised of IOs; “Agency IOs” refers to Agency RMBS comprised of IO RMBS; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality ARMs held in securitization trusts; “distressed residential mortgage loans” refers to pools of seasoned re-performing, non-performing, and other delinquent mortgage loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “Consolidated K-Series” refers to certain Freddie Mac-sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, own the first loss PO securities and certain IO and/or mezzanine securities issued by them that we consolidate in our financial statements in accordance with GAAP and “Residential Credit” portfolio includes distressed and other residential mortgage loans at fair value, distressed residential mortgage loans at carrying value, non-Agency RMBS, residential mortgage loans held in securitization trusts, mortgage loans held for sale and mortgage loans held for investment.

Additional Information

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our consolidated statements of operations.

A reconciliation of our net capital allocated to multi-family investments to our consolidated financial statements as of December 31, 2018 is set forth below (dollar amounts in thousands):

Multi-family loans held in securitization trusts, at fair value	$11,679,847
Multi-family CDOs, at fair value	(11,022,248)
Net carrying value	657,599
Investment securities available for sale, at fair value	260,485
Total CMBS, at fair value	918,084
Preferred equity investments, mezzanine loans and investments in unconsolidated entities	228,067
Real estate under development (1)	22,000
Real estate held for sale in consolidated variable interest entities	29,704
Mortgages and notes payable in consolidated variable interest entities	(31,227)
Financing arrangements, portfolio investments	(529,617)
Securitized debt	(30,121)
Cash and other	12,362
Net Capital in Multi-Family	$619,252

(1)	Included in the Company’s accompanying consolidated balance sheets in receivables and other assets.

A reconciliation of our net interest income in multi-family investments to our consolidated financial statements for the three months ended December 31, 2018 is set forth below (dollar amounts in thousands):

Three Months Ended December 31, 2018
Interest income, multi-family loans held in securitization trusts	$101,533
Interest income, investment securities, available for sale (1)	2,735
Interest income, preferred equity investments and mezzanine loans (1)	5,854
Interest expense, multi-family collateralized debt obligations	(88,792)
Interest income, Multi-Family, net	21,330
Interest expense, investment securities, available for sale	(4,400)
Interest expense, securitized debt	(736)
Net interest income, Multi-Family	$16,194

(1)	Included in the Company’s accompanying consolidated statements of operations in interest income, investment securities and other.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in the prepayment rates on the loans owned by the Company or underlying its investment securities; increased rates of default and/or decreased recovery rates on the Company's assets; the Company's ability to identify and acquire its targeted assets, including assets in its investment pipeline; the Company’s ability to borrow to finance its assets and the terms thereof; changes in governmental laws, regulations or policies affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:    AT THE COMPANY
Kristine R. Nario-Eng
Chief Financial Officer
Phone: (646) 216-2363
Email: KNario@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	December 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Investment securities, available for sale, at fair value (including pledged securities of $1,464,977 and $1,076,187, as of December 31, 2018 and December 31, 2017, respectively, and $52,700 and $47,922 held in securitization trusts as of December 31, 2018 and December 31, 2017, respectively)	$1,512,252	$1,413,081
Residential mortgage loans held in securitization trusts, net	56,795	73,820
Distressed and other residential mortgage loans, at fair value	737,523	87,153
Distressed residential mortgage loans, net (including $88,096 and $121,791 held in securitization trusts as of December 31, 2018 and December 31, 2017, respectively)	228,466	331,464
Multi-family loans held in securitization trusts, at fair value	11,679,847	9,657,421
Derivative assets	10,263	10,101
Cash and cash equivalents	103,724	95,191
Investment in unconsolidated entities	73,466	51,143
Preferred equity and mezzanine loan investments	165,555	138,920
Real estate held for sale in consolidated variable interest entities	29,704	64,202
Goodwill	25,222	25,222
Receivables and other assets	114,821	108,567
Total Assets (1)	$14,737,638	$12,056,285
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Financing arrangements, portfolio investments	$1,543,577	$1,276,918
Financing arrangements, distressed and other residential mortgage loans	587,928	149,063
Residential collateralized debt obligations	53,040	70,308
Multi-family collateralized debt obligations, at fair value	11,022,248	9,189,459
Securitized debt	42,335	81,537
Mortgages and notes payable in consolidated variable interest entities	31,227	57,124
Accrued expenses and other liabilities	101,228	82,126
Subordinated debentures	45,000	45,000
Convertible notes	130,762	128,749
Total liabilities (1)	13,557,345	11,080,284
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value, 7.75% Series B cumulative redeemable, $25 liquidation preference per share, 6,000,000 shares authorized, 3,000,000 shares issued and outstanding	72,397	72,397
Preferred stock, $0.01 par value, 7.875% Series C cumulative redeemable, $25 liquidation preference per share, 4,140,000 shares authorized, 3,600,000 shares issued and outstanding	86,862	86,862
Preferred stock, $0.01 par value, 8.00% Series D Fixed-to-Floating Rate cumulative redeemable, $25 liquidation preference per share, 5,750,000 shares authorized and 5,400,000 issued and outstanding	130,496	130,496
Common stock, $0.01 par value, 400,000,000 shares authorized, 155,589,528 and 111,909,909 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	1,556	1,119
Additional paid-in capital	1,013,391	751,155
Accumulated other comprehensive (loss) income	(22,135)	5,553
Accumulated deficit	(103,178)	(75,717)
Company's stockholders' equity	1,179,389	971,865
Non-controlling interest in consolidated variable interest entities	904	4,136
Total equity	1,180,293	976,001
Total Liabilities and Stockholders' Equity	$14,737,638	$12,056,285

(1)
Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of December 31, 2018 and December 31, 2017, assets of consolidated VIEs totaled $11,984,374 and $10,041,468, respectively, and the liabilities of consolidated VIEs totaled $11,191,736 and $9,436,421, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2017	2018	2017
INTEREST INCOME:
Investment securities and other	$18,249	$14,194	$68,518	$43,909
Multi-family loans held in securitization trusts	101,533	83,881	358,712	297,124
Distressed and other residential mortgage loans	9,154	4,264	28,569	25,054
Total interest income	128,936	102,339	455,799	366,087

INTEREST EXPENSE:
Investment securities and other	13,376	8,212	44,050	25,344
Convertible notes	2,673	2,633	10,643	9,852
Multi-family collateralized debt obligations	88,792	73,830	313,102	261,665
Residential collateralized debt obligations	431	485	1,779	1,463
Securitized debt	1,070	1,543	4,754	7,481
Subordinated debentures	721	596	2,743	2,296
Total interest expense	107,063	87,299	377,071	308,101

NET INTEREST INCOME	21,873	15,040	78,728	57,986

OTHER INCOME (LOSS):
(Provision for) recovery of loan losses	(2,492)	1,288	(1,257)	1,739
Realized gain (loss) on investment securities and related hedges, net	20	(62)	(11,758)	3,888
Realized (loss) gain on distressed residential mortgage loans at carrying value, net	(3,677)	5,025	(623)	26,049
Net gain on distressed and other residential mortgage loans at fair value	8,128	961	8,702	1,678
Unrealized (loss) gain on investment securities and related hedges, net	(15,469)	268	11,104	1,955
Unrealized gain on multi-family loans and debt held in securitization trusts, net	5,714	13,688	37,581	18,872
Income from operating real estate and real estate held for sale in consolidated variable interest entities	1,404	2,535	6,163	7,280
Other income	7,589	1,515	16,568	13,552
Total other income	1,217	25,218	66,480	75,013

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	6,740	4,162	22,868	18,357
Base management and incentive fees	2,880	163	5,366	4,517
Expenses related to distressed and other residential mortgage loans	3,377	2,064	8,908	8,746
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	1,094	1,899	4,328	9,457
Total general, administrative and operating expenses	14,091	8,288	41,470	41,077

INCOME FROM OPERATIONS BEFORE INCOME TAXES	8,999	31,970	103,738	91,922
Income tax (benefit) expense	(511)	1,169	(1,057)	3,355
NET INCOME	9,510	30,801	104,795	88,567
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	91	(184)	(1,909)	3,413
NET INCOME ATTRIBUTABLE TO COMPANY	9,601	30,617	102,886	91,980
Preferred stock dividends	(5,925)	(5,985)	(23,700)	(15,660)
NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$3,676	$24,632	$79,186	$76,320

Basic earnings per common share	$0.02	$0.22	$0.62	$0.68
Diluted earnings per common share	$0.02	$0.21	$0.61	$0.66
Weighted average shares outstanding-basic	148,871	111,871	127,243	111,836
Weighted average shares outstanding-diluted	149,590	131,565	147,450	130,343

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Net interest income	$21,873	$19,603	$17,500	$19,752	$15,040
Total other income	1,217	24,303	20,007	20,953	25,218
Total general, administrative and operating expenses	14,091	9,912	8,769	8,698	8,288
Income from operations before income taxes	8,999	33,994	28,738	32,007	31,970
Income tax (benefit) expense	(511)	(454)	(13)	(79)	1,169
Net income	9,510	34,448	28,751	32,086	30,801
Net loss (income) attributable to non-controlling interest in consolidated variable interest entities	91	(475)	943	(2,468)	(184)
Net income attributable to Company	9,601	33,973	29,694	29,618	30,617
Preferred stock dividends	(5,925)	(5,925)	(5,925)	(5,925)	(5,985)
Net income attributable to Company's common stockholders	3,676	28,048	23,769	23,693	24,632
Basic earnings per common share	$0.02	$0.21	$0.21	$0.21	$0.22
Diluted earnings per common share	$0.02	$0.20	$0.20	$0.20	$0.21
Weighted average shares outstanding - basic	148,871	132,413	115,211	112,018	111,871
Weighted average shares outstanding - diluted	149,590	152,727	135,164	131,761	131,565

Book value per common share	$5.65	$5.72	$5.76	$5.79	$6.00
Dividends declared per common share	$0.20	$0.20	$0.20	$0.20	$0.20
Dividends declared per preferred share on Series B Preferred Stock	$0.48	$0.48	$0.48	$0.48	$0.48
Dividends declared per preferred share on Series C Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.51

Capital Allocation Summary

The following tables set forth our allocated capital by investment type as well as the weighted average yield on interest earning assets, average cost of funds and portfolio net interest margin for our interest earning assets for the periods indicated (dollar amounts in thousands):

	Agency RMBS	Multi-Family Credit	Residential Credit	Other	Total
At December 31, 2018
Carrying value	$1,037,730	$1,166,628	$1,241,817	$10,953	$3,457,128
Net capital allocated	$135,514	$619,252	$544,947	$(119,420)	$1,180,293
Three Months Ended December 31, 2018
Average interest earning assets	$1,087,267	$786,394	$848,777	$—	$2,722,438
Weighted average yield on interest earning assets	2.74%	10.85%	5.36%	—	5.90%
Less: Average cost of funds	(2.46)%	(5.00)%	(5.01)%	—	(3.60)%
Portfolio net interest margin	0.28%	5.85%	0.35%	—	2.30%

At September 30, 2018
Carrying value	$1,055,433	$947,851	$606,495	$13,450	$2,623,229
Net capital allocated	$224,545	$632,823	$389,369	$(138,048)	$1,108,689
Three Months Ended September 30, 2018
Average interest earning assets	$1,121,180	$681,040	$597,200	$—	$2,399,420
Weighted average yield on interest earning assets	2.67%	11.55%	5.33%	—	5.85%
Less: Average cost of funds	(2.22)%	(5.04)%	(4.68)%	—	(3.30)%
Portfolio net interest margin	0.45%	6.51%	0.65%	—	2.55%

At June 30, 2018
Carrying value	$1,101,344	$875,563	$586,457	$13,301	$2,576,665
Net capital allocated	$250,497	$557,422	$320,552	$(112,270)	$1,016,201
Three Months Ended June 30, 2018
Average interest earning assets	$1,167,278	$639,637	$596,382	$—	$2,403,297
Weighted average yield on interest earning assets	2.69%	11.43%	4.63%	—	5.50%
Less: Average cost of funds	(2.02)%	(4.69)%	(4.58)%	—	(3.11)%
Portfolio net interest margin	0.67%	6.74%	0.05%	—	2.39%

At March 31, 2018
Carrying value	$1,161,445	$836,353	$598,863	$12,903	$2,609,564
Net capital allocated	$251,405	$500,813	$324,866	$(126,297)	$950,787
Three Months Ended March 31, 2018
Average interest earning assets	$1,208,900	$612,357	$604,033	$—	$2,425,290
Weighted average yield on interest earning assets	2.64%	11.43%	5.93%	—	5.68%
Less: Average cost of funds	(1.82)%	(4.51)%	(4.06)%	—	(2.82)%
Portfolio net interest margin	0.82%	6.92%	1.87%	—	2.86%

At December 31, 2017
Carrying value	$1,169,535	$816,805	$601,831	$12,622	$2,600,793
Net capital allocated	$264,801	$475,200	$318,957	$(82,957)	$976,001
Three Months Ended December 31, 2017
Average interest earning assets	$971,707	$596,701	$607,158	$—	$2,175,566
Weighted average yield on interest earning assets	2.50%	11.11%	3.86%	—	5.24%
Less: Average cost of funds	(1.68)%	(4.49)%	(4.17)%	—	(2.85)%
Portfolio net interest margin	0.82%	6.62%	(0.31)%	—	2.39%